EXHIBIT 10.2
OPPFI INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
ESTABLISHMENT AND PURPOSE
This OppFi Inc. Executive Deferred Compensation Plan, as such plan may be amended from time to time (this “Plan”), is hereby adopted effective as of October 28, 2025, and with respect to “Equity Compensation” granted in “Participation Years” (as such terms are defined below) beginning on and after January 1, 2026. The purpose of this Plan is to promote the interests of OppFi Inc., a Delaware corporation (the “Company”), by giving each Participant (as defined below) the opportunity to defer the equity-based compensation he or she receives for his or her service as members of a select group of management or highly compensated employees with respect to the Company and certain of its affiliates (collectively, “Key Employees”). It is intended that this Plan constitute an unfunded “top hat plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is also intended to aid in attracting and retaining, as Key Employees, persons whose abilities, experience and judgment can contribute to the success of the Company and its affiliates.
Article I Definitions
Capitalized terms used herein and for purposes of any Election Form (as defined below) shall, as applicable, have the meanings ascribed to such terms in the Equity Plan (as defined below) or the meanings specified below, unless the context clearly indicates to the contrary:
1.1“Beneficiary” shall mean the person(s) designated by a Participant under Section 6.2 hereof who will receive the balance of the Participant’s Deferral Account in the event of the Participant’s death.
1.2“Change of Control” shall mean a Change in Control for purposes of the Equity Plan that would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.
1.3“Claims Administrator” shall have the meaning ascribed to such term in Section 5.4(a) hereof.
1.4“Deferral Account” shall mean, with respect to a Participation Year, the applicable bookkeeping account maintained by the Company to record (a) a Participant’s deferral of Equity Compensation in respect of such Participation Year and (b) the related Equity Compensation payment obligation of the Company to such Participant, in each case, under the terms of this Plan.
1.5“Disability” shall mean, with respect to a Participant, the Participant is disabled for purposes of Treas. Reg. Section 1.409A-3(i)(4).

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1.6“Election Form” shall mean, with respect to a Participation Year, that certain form to be completed by a Participant specifying (a) the Equity Compensation with respect to such Participation Year that such Participant has elected to defer under this Plan, and (b) the payment schedule that shall apply to such deferred Equity Compensation, subject to Section 4.2 hereof, it being understood that a single payment schedule shall apply to the deferrals of Equity Compensation with respect to a given Participation Year.
1.7“Equity Compensation” shall mean, subject to the terms of a Participant’s Election Form, the equity awards granted during a Participation Year by the Company to such Participant in the form of a Restricted Stock Unit Award, Performance Award, Cash Based Award or Other Stock-Based Award pursuant to the Equity Plan.
1.8“Equity Plan” shall mean the OppFi Inc. 2021 Equity Incentive Plan or any successor plan, in each case, as amended or amended and restated from time to time.
1.9“Participant” shall mean an individual (a) who is selected by the Committee to participate in this Plan as a Key Employee, (b) who completes an Election Form that is accepted by the Committee, (c) who commences participation in this Plan as a Key Employee, and (d) whose participation has not terminated.
1.10“Participation Year” shall mean the Year in which a Participant’s Equity Compensation is granted to, and may be deferred by, the Participant pursuant to this Plan.
1.11“Relevant Award” shall have the meaning ascribed to such term in Section 3.2(a) hereof.
1.12“Separation from Service” shall mean a termination of a Participant’s service with the Participating Companies for reasons other than death and Disability. A Separation from Service may occur as of a specified date for purposes of this Plan even if the Participant continues to provide some services for a Participating Company after that date; provided that the facts and circumstances indicate that the Participating Company and the Participant reasonably anticipated at that date that either (a) no further services would be performed after that date, or (b) that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period during which the Participant performed services for the Participating Companies, if that is less than 36 months). A Separation from Service will not be deemed to have occurred while a Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, the period for which a statute or contract provides the Participant with the right to reemployment with a Participating Company. If the Participant’s leave exceeds six months but the Participant is not entitled to reemployment under a statute or contract, the Participant shall incur a Separation from Service on the next day following the expiration of such six-month period. In determining whether a Separation from Service occurs the Committee shall take into account, among other things, the definition of “service recipient” and “employer” set forth in Treas. Reg. Section 1.409A-1(h)(3). Subject to Section 5.4 hereof, the Committee shall have full and final authority to determine conclusively whether a Separation from Service occurs, and the date of such Separation from Service.
1.13“Six-Month Delay Toggle” shall have the meaning ascribed to such term in Section 6.5 hereof.
1.14“Stock Units” shall mean the underlying number of shares of Stock then attributable to a Relevant Award.
1.15“Year” shall mean a calendar year during the term of this Plan, it being understood that the first Year of this Plan shall consist of the 2026 calendar year, notwithstanding that Election Forms with respect to the 2026 calendar year shall become effective during a period beginning in 2025 and ending on December 31, 2025.
Article II Participation
2.1 Participation. To the extent permitted under Section 409A and subject to the terms and conditions of this Plan, participation in this Plan shall be limited to those Key Employees selected by the Committee, in its sole discretion, to participate in this Plan.
2.2 Timing and Types of Elections.
(a)In General. Except as provided in Section 2.2(b) hereof, each Participant may make an irrevocable election, by filing an Election Form with the Committee no later than December 31 of the Year immediately preceding the applicable Participation Year, to defer all or a portion of the Equity Compensation that will be granted to the Participant during such Participation Year.
(b)New Participants. No deferral election shall be made hereunder with respect to any Equity Compensation that will be granted to an individual with respect to a Participation Year that commences prior to such time such individual first became a Participant, unless otherwise determined by the Committee and subject to Section 409A (e.g., which generally requires that such irrevocable election be made no later than 30 days after such time on which such individual first became eligible to participate in this Plan or in any other deferred compensation plan maintained by the Company that is aggregated with this Plan for purposes of Section 409A).
(c)Election Form. All elections on an Election Form shall be in writing on such form as shall be established by the Committee from time to time. Deferral elections are not continuous from Year to Year and are only effective for the Participation Year indicated on the Election Form. Except as otherwise provided in an Election Form, the elections made pursuant to such Election Form shall become irrevocable as of the deadline described above in Section 2.2(a) or (b) hereof, as applicable.

Article III Deferral Accounts
3.1 Establishment of Deferral Account. The Company shall establish and maintain one or more separate Deferral Accounts in the name of each Participant who has elected to defer Equity Compensation under this Plan.
3.2 Deferral Account Credits. If a Participant elects to defer Equity Compensation under this Plan, the Company shall credit the Participant’s Deferral Account as of the date on which the applicable amount of the deferred Equity Compensation is granted under the Equity Plan. All Equity Compensation held in a Participant’s Deferral Account shall, solely for Plan administration purposes, be recorded as a fixed number of Stock Units, plus (as applicable) any accrued dividend equivalent payments attributable thereto, and subject to further adjustment pursuant to the terms and conditions of the Equity Plan and the applicable equity award agreement thereunder (collectively, the “Relevant Award”).
3.3 Continued Relevant Award Status. For the avoidance of doubt, (i) neither the establishment of this Plan nor the existence of any Deferral Account shall cause the Stock Units attributable to a Deferral Account to convert to shares of Stock or other property, and (ii) such Stock Units shall remain in place as Stock Units that are otherwise subject to the terms and conditions of the Relevant Award until payment of the related Deferral Account occurs pursuant to Section 4.2 hereof.

Article IV Distributions
4.1 Form of Distribution. Subject to the provisions of Section 4.2 hereof, a Participant’s Deferral Account shall be distributed to the Participant in such form of payment (e.g., cash, shares of Stock or a combination thereof, etc.) as provided pursuant to the terms and conditions of the Relevant Award, it being understood that, notwithstanding any provision in this Plan to the contrary, such payments shall be made only to the extent the underlying Equity Compensation is vested pursuant to the terms and conditions of the Relevant Award. Payment shall commence as provided in Section 4.2 hereof.
4.2 Timing of Distribution. Subject to the provisions of Section 4.3 hereof, distribution of a Participant’s Deferral Account shall be payable to the Participant within 60 days following the earliest of: (x) such time as elected by the Participant on the Election Form, or (y) the occurrence of any of the events set forth below; provided that in the event such 60-day period begins in one taxable year and ends in a second taxable year, then payment shall be made in the second year:
(a)In the event of the occurrence of a Change of Control before payment of the Participant’s Deferral Account has commenced or has been completed, the balance of the Participant’s Deferral Account shall, subject to section 15.4(f) of the Equity Plan, be distributed to the Participant in a lump sum;

(b)In the event of the Participant’s death before payment of the Participant’s Deferral Account has commenced or has been completed, the balance of the Participant’s Deferral Account shall, subject to section 15.4(e) of the Equity Plan, be distributed to the Participant’s Beneficiary in a lump sum; and
(c)In the event of the Participant’s Disability before payment of the Participant’s Deferral Account has commenced or has been completed, the balance of the Participant’s Deferral Account shall, subject to section 15.4(d) of the Equity Plan, be distributed to the Participant in a lump sum;
provided that in no event shall the occurrence of an event described in the preceding clauses (a),
(b) or (c) delay the payment under the Participant’s Deferral Account that previously became payable hereunder (i.e., once an amount becomes payable, such amount shall be paid within the 60-day period described above without regard to the occurrence of an event described in the preceding clauses (a), (b) or (c)).
4.3 Responsibility for Taxes. The Company shall make such provisions and take such action as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation to withhold in connection with any amounts payable under this Plan. Notwithstanding the foregoing, each Participant or Beneficiary shall be liable for payment of any and all income or other taxes imposed on amounts payable under this Plan. To the extent any income or other taxes are required by law to be withheld with respect to amounts payable under this Plan, the Participant or Beneficiary shall authorize withholding from payroll and any other amounts payable to the Participant or Beneficiary, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company. The Company shall have no obligation to make any distributions of a Participant’s Deferral Account until any such tax withholding obligations of the Company have been satisfied by the Participant.
Article V
Administration; Amendment And Termination; Indemnification; Claims Procedures
5.1 Administration. This Plan, which for the avoidance of doubt includes any Election Form, shall be administered by the Committee, which has sole authority to interpret and construe this Plan, and, in general, to make all other determinations advisable for the administration of this Plan to achieve its stated objective. Subject to Section 5.4 hereof, determinations made by the Committee in respect of its administration of this Plan shall be final and binding upon all parties for all purposes. The Committee shall have the power to delegate all or any part of its non-discretionary duties and its duties under Section 5.4 hereof in respect of the administration of this Plan to one or more designees, and to withdraw such authority, by written designation. No provision of this Plan shall be construed as imposing on any member of the Committee, the Claims Administrator, the Board or any person to whom authority has been delegated any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

5.2 Amendment and Termination. This Plan may be amended, modified, or terminated by the Committee or the Board at any time, except that no such action shall (without the consent of affected Participants or, if appropriate, their respective Beneficiaries or personal representatives) adversely affect in a material way the rights of Participants or, if appropriate, their respective Beneficiaries or personal representatives with respect to amounts deferred under this Plan prior to the date of such amendment, modification, or termination. Pursuant to Section 6.5 hereof, this Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Section 409A. The Committee, pursuant to its authority to interpret this Plan, may sever from this Plan or any Election Form any provision or exercise of a right that otherwise would result in a violation of Section 409A.
5.3 Indemnification. No member of the Committee, the Claims Administrator, the Board or any person to whom authority has been delegated, shall be personally liable for any action, interpretation, or determination made in good faith with respect to this Plan, and each such person shall be fully indemnified and protected by the Company with respect to any liability they may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law.
5.4 Claims Procedures.
(a)Initial Claim Procedure. If any Participant, Beneficiary or other person believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, he or she may file a written claim (as a claimant) with the Committee. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after such notice was received by the claimant. All other claims must be made within 180 days following the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant. Such claim shall state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee or its designee (as applicable, the “Claims Administrator”) shall review the claim and shall, within 45 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the Claims Administrator’s decision with respect to the claim. If the Claims Administrator determines that special circumstances require additional time for processing the claim, the Claims Administrator may extend the response period by an additional 30 days by notifying the claimant in writing, prior to the end of the initial 45-day period. The extension notice shall specifically explain (i) the standards on which entitlement to a disability benefit is based (if applicable), (ii) the unresolved issues that prevent a decision on the claim and the additional information needed from the claimant to resolve those issues, and (iii) the date by which the Claims Administrator expects to render a decision on such claim, and the claimant shall be afforded at least 45 days within which to provide the specified information.
(b)Notice of Decision of Initial Claim. The notice of the Claims Administrator’s decision with respect to the claim shall be written in a manner designed to be understood by the claimant and, if the claim is wholly or partially denied, set forth: (i) the specific reasons for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (iv) a notice of the claimant’s right to request a review of the claim denial and explanation of the review procedure under this Plan; (v) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and a description of any time limit for bringing such an action; and (vi) for any disability claim (A) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (x) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (y) the views of medical or vocational experts whose advice was obtained on behalf of the Claims Administrator in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, or (z) a disability determination regarding the claimant presented by the claimant made by the Social Security Administration; (B) the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information pertinent to the claimant’s claim for benefits.
(c)Review of Claim Procedure.
(i)The Claims Administrator shall also advise the claimant that such claimant or his or her duly authorized representative may request a review (i.e., appeal) of the denial of his or her claim by the Claims Administrator by filing with the Committee within 180 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he or she shall have, upon request and free of charge, reasonable access to pertinent documents and submit comments in writing to the Claims Administrator within the same 180-day period. If a request is so filed, review of the denial shall be made by the Claims Administrator within 45 days after receipt of such request, and the claimant shall be given written notice by registered or certified mail of the final decision of the Claims Administrator. If the Claims Administrator determines that special circumstances require additional time for processing the claim, the Claims Administrator can extend the response period by an additional 45 days by notifying the claimant in writing, prior to the end of the initial 45-day period. The extension notice shall specifically explain (A) the standards on which entitlement to a disability benefit is based (if applicable), (B) the unresolved issues that prevent a decision on the claim and the additional information needed from the claimant to resolve those issues and (C) the date by which the Claims Administrator expects to render a decision on such claim, and the claimant shall be afforded at least 45 days within which to provide the specified information.

(ii)The claim shall be reviewed by an individual or committee (i.e., Claims Administrator) who did not make the initial determination that is subject of the review and who is not a subordinate of the individual who made the determination. Additionally, the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Claims Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on review of the denied claim will not be the same individual who was consulted during the initial determination and will not be the subordinate of such individual. If the Claims Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Claims Administrator will identify such experts. The Claims Administrator will consider all materials presented by the claimant with respect to a request for review of a disability claim.
(d)Notice of Decision of Review of Claim. The notice of the Claims Administrator’s decision with respect to the claim on review shall be written in a manner designed to be understood by the claimant and, if the claim is wholly or partially denied, set forth: (i) the specific reasons for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information pertinent to the claimant’s claim for benefits; (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA; (v) for any disability claim, (A) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (x) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (y) the views of medical or vocational experts whose advice was obtained on behalf of the Claims Administrator in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; or (z) a disability determination regarding the claimant presented by the claimant made by the Social Security Administration; (B) the specific internal rules, guidelines, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.
(e)Exhaustion of Remedies. The claimant must follow these claims procedures and exhaust all administrative remedies before taking any further action with respect to a claim for benefits. Subject to the outcome of any civil action that arises under Section 502(a) of ERISA, assuming the claimant has followed these claims procedures, all decisions on review shall be final and binding on all parties concerned.

5.5 Records. The Committee shall keep a record of all its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan.
Article VI Miscellaneous Provisions
6.1 Limitation on Participant’s Rights. Participation in this Plan shall not give any Participant (a) the right to be retained as an employee or other service provider of the Company or any of its affiliates or (b) any rights or interests other than as herein provided. No Participant shall have any right to any payment or benefit hereunder, except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Company as to any such payment or benefit and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of general unsecured creditors of the Company with respect to any such payment or benefit credited to or payable from their Deferral Account.
6.2 Beneficiaries.
(a)Beneficiary Designation. Subject to applicable law (including any applicable community property and probate laws), each Participant may designate in writing the Beneficiary that the Participant chooses to receive any payments that become payable after the Participant’s death. A Participant’s Beneficiary designation shall be made on forms provided, and in accordance with procedures established, by the Committee and may be changed by the Participant from time to time before the Participant’s death.
(b)Definition of Beneficiary. A Participant’s “Beneficiary” or “Beneficiaries” shall be the person(s), including a revocable living trust established by, and for the benefit of, the Participant alone or for the benefit of the Participant and one or more immediate family members, validly designated by the Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Participant under this Plan in the event of the Participant’s death.
6.3 Benefits Not Transferable; Obligations Binding Upon Successors. Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge, or other encumbrance or attachment of any payments or benefits under this Plan, or any interest thereon shall not be permitted or recognized, other than pursuant to Section 6.2 hereof or pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order. Obligations of the Company under this Plan shall be binding upon successors of the Company.
6.4 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
6.5 Section 409A. This Plan is intended to be administered in compliance with Section 409A, and each provision of this Plan shall be interpreted consistent with Section 409A. Although intended to comply with Section 409A, this Plan shall not constitute a guarantee to any Participant or Beneficiary that this Plan in form or in operation will result in the deferral of federal or state income tax liabilities or that the Participant or Beneficiary will not be subject to the additional taxes imposed under Section 409A. The Company and its affiliates shall not have any legal obligation to a Participant or such Participant’s Beneficiary or Beneficiaries, personal representative(s), and other successors in interest with respect to taxes imposed under Section 409A. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments. Anything to the contrary herein notwithstanding, if, at the time of a Participant’s Separation from Service, such Participant is a “specified employee” (as defined in Section 409A), and the deferral of the commencement of any amount of the payments or benefits otherwise payable pursuant to this Plan is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent permitted by Section 409A, such payments or benefits (without any reduction in the payments or benefits ultimately paid or provided to the Participant) will be deferred until the earlier to occur of (a) the Participant’s death or (b) the first business day that is six months following such Separation from Service; provided that amounts which qualify for the separation pay plan exemption under Treas. Reg. Section 1.409A-1(b)(9)(v)(D) and do not exceed the limits set forth in Section 402(g)(1)(B) of the Code in the year of such termination of service shall be payable immediately upon such termination of service (the “Six-Month Delay Toggle”). Any payments or benefits deferred due to the Six-Month Delay Toggle will be paid in a lump sum (without interest) to the Participant on the earliest to occur of clause (a) or (b) in the immediately preceding sentence.
6.6 Unfunded Plan. All payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in this Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, Beneficiary or other person, and any such person’s sole right under this Plan is as a general creditor of the Company with an unsecured claim against its general asset.
6.7 Notice. Any notice, consent or demand required or permitted to be given to the Committee, Claims Administrator or the Company under this Plan shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the Company’s principal business office. Any notice or filing required or permitted to be given to a Participant or Beneficiary under this Plan shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the last known address of the Participant or Beneficiary, as appropriate. Any notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. A Participant or Beneficiary may record any change of his or her address from time to time by written notice filed with the Company.

6.8 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.
6.9 Equity Plan Matters. This Plan is intended to supplement the Equity Plan, including section 15 thereto, and shall be administered in conjunction with the administration of the Equity Plan.
6.10 Consent to Plan Terms. By electing to participate in this Plan, a Participant shall, subject to Section 5.4 hereof, be deemed conclusively to have accepted and consented to all of the terms of this Plan and to all actions and decisions of the Company, the Committee, the Claims Administrator and the Board with respect to this Plan. Such terms and consent shall also apply to and be binding upon each Participant’s Beneficiary or Beneficiaries, personal representative(s), and other successors in interest.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the OppFi Inc. Executive Deferred Compensation Plan as duly adopted by the Board on October 28, 2025.

/s/ Marv Gurevich
Marv Gurevich, Secretary